                                                                   EXHIBIT 21





            Subsidiaries of First Financial Caribbean Corporation

          NAME                        JURISDICTION OF INCORPORATION
          ----                        -----------------------------
AAA Financial Services Corporation         Puerto Rico

Centro Hipotecario, Inc.                   Puerto Rico

Doral Federal Savings Bank                 U.S.A.

Doral Mortgage Corporation                 Puerto Rico

RSC Corp.                                  Puerto Rico